Filed Pursuant to Rule 424(b)(7)
Registration No. 333-143804

Prospectus Supplement
(To Prospectus dated July 5, 2007)

StealthGas Inc.

400,000 Common Shares

This prospectus supplement relates to sales of up to 400,000 shares of common stock of StealthGas Inc. which may be made from time to time by or on behalf of the selling stockholder named herein or its donees, pledgees, transferees or other successors in interest.

This prospectus supplement should be read in conjunction with the prospectus dated July 5, 2007, which accompanies this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supplements and updates the information contained in the prospectus.

We will not receive any of the proceeds from any sale of common stock by the selling stockholder, or by its respective pledgees, donees, transferees or other successors in interest.

Our common stock is traded on the Nasdaq Global Select Market under the symbol ‘‘GASS.’’ The last reported sale price on November 12, 2007 was $16.17 per share.

Our principal offices are located at 331 Kifissias Avenue, Erithrea 14561 Athens, Greece. Our telephone number at such address is 011 30 210 625 0001.

Investing in our common stock involves risks and uncertainties. Please read ‘‘Risk Factors’’ beginning on page S-2 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 12, 2007.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the shares offered hereby offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to the shares offered hereby. Generally, when we refer to the ‘‘prospectus,’’ we are referring to both parts combined. If information in the prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

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SELLING STOCKHOLDER

The following table sets forth the number of shares of our common stock held by the named selling stockholder as of the date of this prospectus supplement and the maximum number of shares of common stock that may be sold from time to time pursuant to this prospectus supplement by or on behalf of the selling stockholder or its donees, pledgees, transferees or other successors in interest. The following information was provided to us by the selling stockholder as of the date of this prospectus supplement. Information about the selling stockholder may change from time to time. Changes in the information will be set forth in additional prospectus supplements.

Selling Stockholder	Number of Shares Owned Prior to Sales Under This Prospectus		Number of Shares Available for Sales Under this Prospectus	Percentage of Common Stock Owned Before Sales(1)	Number of Shares Owned After Sales(2)		Percentage of Common Stock Owned After Sales(1)(2)
Nike Investments Corporation(3)	402,000	(4)	400,000	1.85%	2,000	(4)	*

*	Less than 1%.
(1)	Percentage is based upon 21,712,000 shares of our common stock outstanding as of September 30, 2007, including 58,000 restricted shares, which vest ratably on October 1, 2008 and October 1, 2009.
(2)	Based upon the number to be owned if all of the shares of common stock available for sale under this prospectus were resold.
(3)	The President and principal owner of Nike Investments Corporation is Mr. Thanassis J. Martinos, a director of StealthGas Inc. The address of Nike Investments Corporation is c/o Eastern Mediterranean Maritime Ltd., 65 Vouliagmenis Ave., City Place Centre, Gylfada 166 74 Athens, Greece.
(4)	Includes 1,334 restricted shares of common stock which vest as follows: 667 on October 1, 2008 and 668 on October 1, 2009.

The shares of common stock that may be sold by selling stockholder were issued and sold to it on August 2, 2006 in a transaction exempt from the registration requirements of the Securities Act. Pursuant to the registration rights provisions of the subscription agreement for the sale of those shares of common stock, we have agreed to indemnify the selling stockholder and the selling stockholder has agreed to indemnify us against specified liabilities arising under the Securities Act. Pursuant to that agreement, we are registering the 400,000 common shares to permit the selling stockholder to conduct public secondary sales of these securities from time to time after the date of this prospectus. The selling stockholder may also resell all or a portion of its common stock in reliance upon Rule 144 under the Securities Act or any other available exemption, provided they meet the criteria and conform to the requirements of those rules.

RISK FACTORS

You should carefully consider the important factors set forth under the heading ‘‘Item 3. Key Information*Risk Factors’’ in our Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission on June 5, 2007 and incorporated by reference herein before investing in any securities that may be offered.

CAPITALIZATION

The table below sets forth our consolidated capitalization as of June 30, 2007:

•	on an actual basis; and

•	on an as adjusted basis to reflect (i) our sale of 7,660,105 shares of our common stock during the three months ended September 30, 2007 for net proceeds of $129.6 million to us after deducting underwriting discounts and commissions and expenses payable by us related to the offering, (ii) the application of the net proceeds of such offering to (a) repay $18.0 million of indebtedness under our Brave Maritime Bridge Facility, (b) pay the aggregate purchase price of $34.5 million for the Gas Kalogeros and the Gas Sikousis and, (c) pay the remaining balance of the purchase price for the Gas Sophie and the Gas Haralambos, in an aggregate amount of $27,945,000 and (iii) the grant of 112,000 restricted shares of our common stock to our officers and directors on August 14, 2007.

As adjusted as described above, there have been no material changes to our capitalization since June 30, 2007.

This table should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement, including our consolidated financial statements included in our future filings with the SEC on Form 20-F and our future reports on Form 6-K furnished to the SEC in which we specifically indicate its incorporation by reference into this prospectus supplement, which future filings will contain updates of the information set forth in the below table.

	As of June 30, 2007
	Actual	As Adjusted
In U.S. dollars
Long-term secured debt obligations (including current portion)	$158,533,980	$153,041,855
Stockholders’ equity:
Common stock, $0.01 par value per share, 100,000,000 shares authorized; 14,400,000 shares issued and outstanding actual and 21,712,000(1) shares issued and outstanding as adjusted	144,000	220,601
Additional paid-in capital	150,607,621	280,316,718
Retained earnings	19,738,324	20,941,949
Accumulated other comprehensive income	582,468	(374,532)
Total stockholders’ equity	171,072,413	301,104,726
Total capitalization	$329,606,393	$454,146,581

(1)	Includes 112,000 restricted shares awarded on August 14, 2007, 54,000 of which vested on October 1, 2007.

PLAN OF DISTRIBUTION

The selling stockholder, including pledgees, donees, transferees or other successors-in-interest who have received shares from the selling stockholder after the date of this prospectus supplement, may from time to time, sell all or a portion of the shares offered hereby in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to these market prices or at negotiated prices.

All costs, expenses and fees in connection with the registration of the shares offered by this prospectus supplement, other than those of any counsel for the selling stockholder, will be borne by us. Brokerage costs, if any, attributable to the sale of the selling stockholder’s shares will be borne by the selling stockholder.

The shares being offered by this prospectus supplement may be sold:

•	through agents on a best efforts basis,

•	to or through one or more underwriters on a firm commitment or best efforts basis,

•	through broker-dealers (acting as agent or principal),

•	directly to purchasers, or

•	through a combination of any such methods of sale.

The selling stockholder will not be restricted as to the price or prices at which the selling stockholder may sell its shares. Sales of shares by the selling stockholder may depress the market price of our common stock since the number of shares which may be sold by the selling stockholder may be relatively large compared to the historical average weekly trading of our common stock. Accordingly, if the selling stockholder were to sell, or attempt to sell, all of such shares at once or during a short time period, we believe such a transaction could adversely affect the market price of our common stock.

From time to time the selling stockholder may pledge its shares under margin provisions of customer agreements with its brokers or under loans or other arrangements with third parties. Upon a default by the selling stockholder, the broker or such third party may offer and sell any pledged shares from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents and broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from the selling stockholder or from the purchasers of the securities.

The selling stockholder and dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If the selling stockholder or such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If a dealer is used in the sale of the securities, the selling stockholder may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The selling stockholder may agree to indemnify any agent or dealer that participates in sales of the common stock covered by this prospectus supplement against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by the selling stockholder to payments they may be required to make in respect of such liabilities. Some of the agents or dealers, or their affiliates, may engage in transactions with or perform services for us or our subsidiaries.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock covered by this prospectus will be subject to applicable provisions of the U.S. Securities Exchange Act of 1934, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by that person.

In connection with the sales of the common stock, the selling stockholder may enter into forward sale or hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common stock in the course of hedging their positions. The selling stockholder may also sell short the common stock and deliver common stock to close out short positions, or loan or pledge the common stock to broker-dealers or others that, in turn, may sell the common stock.

The shares of common stock covered by this prospectus supplement may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by the selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We file annual and other reports with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

 Incorporation of Certain Information by Reference

The SEC allows us to ‘‘incorporate by reference’’ the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

This prospectus will be deemed to incorporate by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2006, filed with the SEC on June 5, 2007;

•	our Report on Form 6-K furnished to the SEC on September 24, 2007, which includes our unaudited interim consolidated financial information for the six months ended June 30, 2007; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 000-51559), filed with the SEC on October 4, 2005.

We will also incorporate by reference any future filings made with the SEC under the U.S. Securities Exchange Act of 1934 until we terminate the offering contemplated by any prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Our web site address is www.stealthgas.com.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

StealthGas Inc.
331 Kifissias Avenue
Erithrea 14561
Athens, Greece
Attention: Secretary
30 210 625 0001

Information on our web site is not part of this prospectus.

EXPENSES

The following are the expenses incurred by us in connection with registering the 400,000 shares of common stock that may be sold by the selling stockholder under this prospectus supplement.

SEC Registration Fee	$210
Printing and Engraving Expenses	—
Legal Fees and Expenses	5,000
Accountants’ Fees and Expenses	—
Blue Sky Fees and Expenses	—
Transfer Agent and Registrar Fees and Expenses	500
Miscellaneous Costs	5,000
Total	$10,710

PROSPECTUS

$200,000,000

STEALTHGAS INC.

DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS
COMMON STOCK
PREFERRED STOCK

6,400,000 SHARES OF COMMON STOCK

OFFERED BY THE SELLING STOCKHOLDERS

We may offer debt securities (which may be guaranteed by one or more of our subsidiaries), warrants, purchase contracts, units, common stock or preferred stock from time to time. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by the registrants pursuant to this prospectus will have an aggregate public offering price of up to $200,000,000.

In addition, selling stockholders or their pledgees, donees, transferees or other successors in interest, who will be named in a prospectus supplement, may offer and sell from time to time up to 6,400,000 shares of common stock using this prospectus and any prospectus supplement. We will not receive any of the proceeds from any sale of common stock by the selling stockholders, or by their respective pledgees, donees, transferees or other successors in interest.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

Our common stock is traded on the Nasdaq Global Market under the symbol ‘‘GASS.’’

Our principal offices are located at 331 Kifissias Avenue, Erithrea 14561 Athens, Greece. Our telephone number at such address is 011 30 210 625 0001.

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the applicable supplement to this prospectus before investing in any securities that may be offered.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 5, 2007.

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein and therein by reference contain forward-looking statements based on beliefs of our management. Any statements contained in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and Section 21E of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Forward-looking statements include, but are not limited to, such matters as:

•	future operating or financial results;

•	global and regional political conditions;

•	statements about pending or recent acquisitions, business strategy and expected capital spending or operating expenses;

•	competition in the marine transportation industry;

•	statements about shipping market trends, including charter rates, factors affecting supply and demand and world fleet composition;

•	future liquefied petroleum gas (LPG), prices and production;

•	future supply and demand for LNG of which LPG is a byproduct;

•	our ability to obtain additional financing; and

•	expectations regarding vessel acquisitions.

The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘forecast,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘project,’’ ‘‘predict,’’ and ‘‘should’’ and similar expressions as they relate to us are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions and all forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The factors that could affect our future financial results are discussed more fully under ‘‘Item 3. Key Information — Risk Factors’’ in our Annual Report on Form 20-F for the year ended December 31, 2006 filed with the U.S. Securities and Exchange Commission (‘‘SEC’’) on June 5, 2007 and in our other filings with the SEC. We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements. Other factors in addition to those listed above could adversely affect our business and results of operations.

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading ‘‘Risk Factors’’ in our most recent Annual Report on Form 20-F filed with the SEC incorporated herein by reference and in the accompanying prospectus supplement for such issuance before investing in any securities that may be offered.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a Marshall Islands company, and our executive offices are located outside of the United States in Athens, Greece. All of our directors and officers reside outside of the United States, and most of our assets and their assets are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us or any of our directors and officers or to realize against them judgments obtained in the United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

There is also substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States, federal or state securities laws.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell from time to time up to $200,000,000 of any combination of the securities described in this prospectus and the selling stockholders may sell up to 6,400,000 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading ‘‘Where You Can Find More Information.’’

PROSPECTUS SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus, any prospectus supplement and the documents we incorporate by reference. When we use the words the Company, we, us, ours and our, we are referring to StealthGas Inc. unless we specifically indicate otherwise or the context clearly indicates otherwise. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read the prospectus and the documents referred to in ‘‘Where You Can Find More Information’’ for information about us, including our financial statements. The term ‘‘LPG’’ refers to liquefied petroleum gas.

StealthGas Inc.

We own a fleet of LPG carriers providing international seaborne transportation services to LPG producers and users. Our LPG carriers carry various petroleum gas products in liquefied form, including propane, butane, butadiene, isopropane, propylene and vinyl chloride monomer, which are all byproducts of the production of crude oil and natural gas. We believe that we have established a reputation as a safe, cost efficient operator of modern and well-maintained LPG carriers. We also believe that these attributes, together with our strategic focus on meeting our customers’ chartering needs, has contributed to our ability to attract leading charterers as our customers and to our success in obtaining charter renewals. We are managed by Stealth Maritime, a privately owned company controlled by the Vafias Group, which has been active in shipping for over 30 years and is controlled by the Vafias family, of which Harry Vafias, our Chief Executive Officer, is a member.

We were incorporated in December 2004 in the Republic of the Marshall Islands. In October 2005, we completed an initial public offering of our shares of common stock in the United States and our shares of common stock began trading on the Nasdaq Stock Market.

Our principal executive offices are located at 331 Kifissias Avenue, Erithrea 14561 Athens, Greece. Our telephone number from the United States is 011 30 210 625 0001.

The Securities We May Offer

We may use this prospectus to offer up to $200,000,000 of:

•	debt securities, which may be guaranteed by one or more of our subsidiaries;

•	warrants;

•	purchase contracts;

•	units;

•	common stock; and

•	preferred stock.

In addition, selling stockholders or their pledgees, donees, transferees or other successors in interest, may offer and sell from time to time up to 6,400,000 shares of common stock using this prospectus and any prospectus supplement.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Debt Securities

We may issue senior or subordinated debt securities. Senior debt includes our notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if payments on the senior debt were not made.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Debt securities may bear interest at a fixed or a floating rate based upon one or more indices.

For any particular debt securities we offer, the prospectus supplement will describe the specific designation; the aggregate principal or face amount and the purchase price; the applicable currencies; the ranking, whether senior or subordinated; the stated maturity; the conversion terms, if any; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; any specific covenants applicable to the particular debt securities; and any other specific terms.

The senior and subordinated debt will be issued under separate indentures between us and Wells Fargo Bank, National Association, as indenture trustee. For a more detailed description of the features of the debt securities, see ‘‘Description of Debt Securities’’ below. You are also encouraged to read the indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions outlined in ‘‘Where You Can Find More Information.’’

General Indenture Provisions that Apply to Senior and Subordinated Debt Securities

•	The indentures allow us and our subsidiaries to merge, amalgamate or consolidate with another company, or sell our assets substantially as an entirety to another company, provided that certain conditions are met. If any of these events occur, the other company, if it is the survivor of the merger, amalgamation or consolidation or the purchaser of the assets, would be required to assume our responsibilities for the debt. Unless the transaction resulted in an event of default, we would be released from all liabilities and obligations under the debt securities when the other company assumed our responsibilities.

•	The indentures provide that holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change certain of our obligations and those of our subsidiaries that guarantee our obligations, as well as your rights concerning those securities. However, changes to the financial terms of a debt security, including changes in the payment of principal or interest on that security or the currency of payment, cannot be made unless every holder of that debt security consents to the change.

•	We and those of our subsidiaries that guarantee our debt securities may satisfy our obligations on the debt securities or be released from our and their obligations to comply with the limitations discussed above at any time by irrevocably depositing sufficient amounts of cash or U.S. government securities with the indenture trustee to pay our obligations under the particular securities when due and by satisfying certain other conditions.

•	The indentures govern the actions of the indenture trustee with regard to the debt securities, including when the indenture trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

Events of Default

The events of default specified in the indentures include:

•	failure to pay principal or premium, if any, when due;

•	failure to pay required interest for 30 days;

•	failure to make a deposit of any sinking fund payment, if any, when due;

•	a breach by us, or by our subsidiaries that may guarantee our debt securities, of the covenant with respect to merger and sale of assets;

•	failure to perform other covenants for 60 days after notice;

•	failure to pay, or the acceleration of, indebtedness in excess of $25.0 million;

•	if applicable, a finding that a guarantee of our debt securities by any of our subsidiaries is unenforceable or invalid;

•	certain events of insolvency, bankruptcy or reorganization, whether voluntary or not; and

•	any other event of default specified in the prospectus supplement.

Remedies

If there were an event of default, the indenture trustee or the holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal and any unpaid interest be paid immediately. However, holders of a majority in outstanding principal amount of the securities in that series could rescind that acceleration of the debt securities. If there were an event of default resulting from certain events of bankruptcy, insolvency or reorganization, amounts payable under any debt securities would become immediately due and payable without any action by the indenture trustee or the holders of the debt securities of that series.

Warrants

We may issue warrants to purchase our debt securities or warrants to purchase our equity securities.

For any particular warrants that we offer, the applicable prospectus supplement will describe the underlying securities into which the warrant is exercisable; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property or cash to be delivered by you or us upon exercise; and any other specific terms. We will issue the warrants under warrant agreements between us and one or more warrant agents.

Purchase Contracts

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement, currencies, or commodities. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula.

Units

We may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred stock, common stock or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately, a description of the terms of any unit agreement governing the units, and a description of the provisions for the payment, settlement, transfer or exchange or the units.

Common Stock

We may issue shares of our common stock, par value $0.01 per share. Holders of our common stock are entitled to receive dividends when declared by our board of directors. Each holder of common stock is entitled to one vote per share. The holders of shares of common stock have no cumulative voting or preemptive rights.

Preferred Stock

We may issue preferred stock, par value $0.01 per share, the terms of which will be established by our board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the prospectus supplement that will accompany this prospectus, including the terms of the preferred stock dealing with dividends, redemption provisions, rights in the event of liquidation, dissolution or winding up, voting rights and conversion rights. Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to our common stock.

Form of Securities

We will generally issue debt securities in book-entry, global form through one or more depositaries, such as The Depository Trust Company. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the prospectus supplement states otherwise.

Listing

Our common stock is listed on the Nasdaq Global Market. If any securities are to be listed or quoted on any other securities exchange or quotation system, the applicable prospectus supplement will so state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we have filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission (‘‘SEC’’). This prospectus is a part of that registration statement, which includes additional information.

We file annual and other reports with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to ‘‘incorporate by reference’’ the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2006, filed with the SEC on June 5, 2007;

•	our Current Report on Form 6-K filed with the SEC on June 29, 2007; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 000-51559), filed with the SEC on October 4, 2005.

We will also incorporate by reference any future filings made with the SEC under the Exchange Act until we terminate the offering contemplated by any prospectus supplement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

StealthGas Inc.
331 Kifissias Avenue
Erithrea 14561
Athens, Greece
Attention: Secretary
011 30 210 625 0001

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratios of earnings to fixed charges for the periods indicated, computed using amounts derived from our financial statements prepared in accordance with U.S. GAAP.

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004
Ratio of Earnings to Fixed Charges	3.76	6.10	3.39	6.39	*

*	During 2004, we had earnings of $531,208 and no fixed charges.

For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income plus interest expense, amortization of capitalized expenses relating to indebtedness and the interest portion of rental expenses. Fixed charges consist of interest expensed, amortization of capitalized expenses relating to indebtedness, and the interest portion of rental expense.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	the acquisition of new vessels;

•	additions to working capital; and

•	the repayment of indebtedness.

We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and new vessel acquisitions.

We will not receive any of the proceeds from any sale of common stock by the selling stockholders, or by their respective pledgees, donees, transferees or other successors in interest.

CAPITALIZATION

Please see the table setting forth our capitalization in our Annual Report on Form 20-F for the year ended December 31, 2006, which is incorporated by reference herein, under the heading ‘‘Item 3. Key Information — Capitalization.’’ Any updates to our capitalization may be set forth in a prospectus supplement to this prospectus.

DESCRIPTION OF DEBT SECURITIES

In this section, references to ‘‘holders’’ mean those who own debt securities registered in their own names on the books that StealthGas Inc. or the indenture trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled ‘‘Book-Entry Procedures and Settlement’’.

General

The debt securities offered by this prospectus will be either senior or subordinated debt. We will issue senior debt under a senior debt indenture, and we will issue subordinated debt under a subordinated debt indenture. We sometimes refer to the senior debt indenture and the subordinated debt indenture individually as an indenture and collectively as the indentures. The indenture trustee under each of the senior debt indenture and the subordinated debt indenture will be Wells Fargo Bank, National Association. We have filed the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of the indentures by following the directions outlined in ‘‘Where You Can Find More Information’’, or by contacting the applicable indenture trustee.

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.

The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right to reopen a previous issue of a series of debt securities by issuing additional debt securities of such series.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title or designation;

•	whether the debt is senior or subordinated;

•	whether the debt is guaranteed by our subsidiaries and whether those guarantees are secured and, if so, the collateral securing the guarantees;

•	the aggregate principal amount offered and authorized denominations;

•	the initial public offering price;

•	the maturity date or dates;

•	any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

•	whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

•	if the debt securities are floating rate debt securities, the method of calculating the interest rate;

•	if the debt securities are original issue discount debt securities, their yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

•	the terms and conditions on which the debt securities may be redeemed at the option of the Company;

•	any obligation of the Company to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-indenture trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the place where we will pay principal and interest;

•	additional provisions, if any, relating to the defeasance of the debt securities;

•	any United States federal income tax consequences, if material;

•	the dates on which premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing of the debt securities on a securities exchange; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under ‘‘Book-Entry Procedures and Settlement.’’

Senior Debt

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest or any other monetary payment on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•	the principal, premium, if any, interest and any other amounts owing in respect of indebtedness of the Company and/or of our subsidiaries that may guarantee our debt for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities;

•	any subsidiary guarantees of the subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Merger and Sale of Assets.    We may not, in a single transaction or a series of related transactions:

•	consolidate, amalgamate or merge with or into any other person or permit any other person to consolidate, amalgamate or merge with or into us; or

•	directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

unless, in either such case:

•	in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, Bahamas, Bermuda, the Republic of Liberia, the Republic of Cyprus, the Republic of Malta, the Republic of Panama, the Republic of the Marshall Islands, a member state of the European Union or any other country recognized by the United States, and which expressly assumes, by a supplemental indenture executed and delivered to the indenture trustee in a form reasonably satisfactory to the indenture trustee, all of our obligations under the indenture;

•	immediately before and after giving effect to the transaction, no default on the debt securities exists; and

•	an officer’s certificate and an opinion of counsel setting forth certain statements are delivered to the indenture trustee.

Merger and Sale of Assets by our Subsidiaries that May Guarantee our Debt Securities.    Where the terms of any debt securities we may issue provide, no subsidiary that guarantees our debt may:

•	consolidate or amalgamate or merge with or into any other person (other than us or another subsidiary that guarantees our debt); or

•	directly or indirectly transfer, sell, lease or otherwise dispose of its properties and assets substantially as an entirety to any other person (other than to us or to another subsidiary that guarantees our debt), unless, in either such case:

•	the entity formed by such consolidation or into which such subsidiary amalgamates or merges, or which acquires by transfer, sale or lease the properties and assets of such subsidiary substantially as an entirety, is organized under the laws of the United States or any state thereof or the District of Columbia, Bahamas, Bermuda, the Republic of Liberia, the Republic of Cyprus, the Republic of Malta, the Republic of Panama, the Republic of the Marshall Islands, a member state of the European Union or any other country recognized by the United States, and which expressly assumes, by a supplemental indenture executed and delivered to the indenture trustee in a form reasonably satisfactory to the indenture trustee, all of such subisidiary’s obligations under the indenture;

•	immediately before and after giving effect to the transaction, no default on the debt securities exists; and

•	an officer’s certificate and an opinion of counsel setting forth certain statements are delivered to the indenture trustee.

Other Covenants.    In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement, limiting or restricting, among other things:

•	our ability to incur indebtedness;

•	our ability to pay dividends, to repurchase or redeem our capital stock;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	mergers and consolidations by us;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	our ability to enter into sale and leaseback transactions.

Modification of the Indentures

Under the indentures, we and the relevant indenture trustee may amend the indentures, without the consent of any holder of the debt securities, to:

•	cure ambiguities, defects or inconsistencies;

•	comply with the covenant described under ‘‘— Merger and Sale of Assets’’;

•	add to our covenants or to those of our subsidiaries who may guarantee the debt securities for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included for the benefit of such series) or to surrender any rights or power conferred upon us or our subsidiaries;

•	add any additional events of default for the benefit of the holders of all or a series of debt securities (and if such additional events of default are to be for the benefit of less than all series of debt securities, stating that such additional events of default are expressly being included solely for the benefit of such series);

•	establish the form or terms of debt securities of any series;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add additional guarantors of the debt securities;

•	secure the debt securities;

•	evidence the succession of another person to the Company or a subsidiary that guarantees the debt securities and the assumption of the covenants in the indentures and in the debt securities by such successor;

•	establish provisions with respect to conversion rights, if any;

•	appoint a successor indenture trustee under either indenture;

•	maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	add to, change or eliminate any provision of the indentures so long as such addition, change or elimination does not adversely affect the rights of the holders in any material respect; or

•	to conform any provision of the indentures to the ‘‘Description of Debt Securities’’ contained in this prospectus or any similar section in any prospectus supplement relating to an offer of debt securities under the indentures.

We and the indenture trustee may, with the consent of the holders of at least a majority in aggregate outstanding principal amount of the debt securities of a series or such other percentage as may be specified in the prospectus supplement, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of a debt security:

•	extend the fixed maturity of any such debt securities;

•	reduce the rate or change the time of payment of interest on such debt securities;

•	reduce the principal amount of such securities or the premium, if any, on such debt securities;

•	change or waive the redemption provisions of such debt securities;

•	change any obligation of ours to pay additional amounts;

•	change any obligation of ours to maintain an office or agency;

•	reduce the amount of the principal payable on acceleration of any debt securities issued originally at a discount;

•	adversely affect the ranking on such debt securities;

•	adversely affect the right, if any, to convert such debt securities;

•	adversely affect the right of repayment or repurchase at the option of the holder;

•	reduce or postpone any sinking fund or similar provision;

•	change the currency or currency unit in which any such debt securities are payable or the right of selection thereof;

•	impair the right to sue for the enforcement of any payment on such debt securities;

•	reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver; or

•	with respect to subordinated debt securities, modify or change any provisions of the indenture or the related definitions affecting the subordination or ranking of any debt securities or any guarantees of our subsidiaries, in a manner which adversely affects the holders.

Defaults

Each indenture provides that events of default regarding any series of debt securities will be:

•	our failure to pay required interest on any debt security of such series for 30 days;

•	our failure to pay principal or premium, if any, on any debt security of such series when due;

•	our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

•	our failure to perform for 60 days after notice any other covenant in the relevant indenture other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series;

•	a breach by us, or by our subsidiaries that may guarantee our debt securities, of the covenant with respect to merger and sale of assets;

•	our failure to pay beyond any applicable grace period, or the acceleration of, indebtedness in excess of $25,000,000;

•	if applicable, a finding that a guarantee of our debt securities by any of our subsidiaries is unenforceable or invalid;

•	certain events of bankruptcy, insolvency or reorganization, whether voluntary or not; and

•	any other event of default set forth in the applicable prospectus supplement.

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the indenture trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare the entire principal amount, together with all accrued and unpaid interest and premium, if any, of each debt security of that series immediately due and payable. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the indenture trustee. We are required to file annually with the indenture trustee a statement of an officer as to the fulfillment by us of our obligations under the indenture during the preceding year.

No event of default regarding one series of debt securities issued under an indenture is necessarily an event of default regarding any other series of debt securities.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the indenture trustee under the indentures and to waive past defaults regarding such series. The indenture trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the indenture trustee reasonable security or indemnity.

If an event of default occurs and is continuing regarding a series of debt securities, the indenture trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the indenture trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the indenture trustee for taking such action, and the indenture trustee must have failed to institute any proceeding within 60 days after receiving such request and offer of indemnity. These limitations do not apply, however, to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Defeasance

After we have irrevocably deposited with the indenture trustee cash or government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions, including receipt of an opinion of counsel that holders will not recognize taxable gain or loss for federal income tax purposes, we may elect to have our obligations and those of any guarantors of our obligations under the applicable indenture and any guarantees discharged with respect to the outstanding debt securities of any series (‘‘legal defeasance and discharge’’). Legal defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•	our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the indenture trustee; and

•	the defeasance provisions of the indenture.

Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture (‘‘covenant defeasance’’). Any failure to comply with these obligations so released will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under ‘‘— Events of Default’’ will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money;

•     U.S. Government Obligations; or

•	a combination of money and U.S. Government Obligations,

in an amount, in each case, sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium when due;

•	in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•	in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no default with respect to the outstanding debt securities of that series may have occurred and be continuing at the time of such deposit after giving effect to the deposit and no default relating to bankruptcy or insolvency may have occurred and be continuing at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day;

•	the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound;

•	no event or condition exists that would prevent us from making payments of the principal of (and any premium) or interest on the debt securities of such series on the date of such deposit or at any time on or prior to the 90th day after the date of such deposit; and

•	we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Governing Law

Unless otherwise stated in the prospectus supplement, the debt securities, subsidiary guarantees, if any, and the indentures will be governed by New York law.

Consent to Jurisdiction and Service

The indentures provide that we and each of our subsidiaries that guarantee our debt securities will appoint Puglisi & Associates as their agent for actions arising out of or relating to the applicable indenture, the debt securities or the related guarantees brought under Federal or state securities laws in any Federal or state court located in New York, New York and will submit to such jurisdiction. If for any reason Puglisi & Associates is unable to serve in such capacity, we will appoint another agent reasonably satisfactory to the indenture trustee.

Payment and Paying Agents

Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal corporate trust office or agency of the indenture trustee. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office or agency of the indenture trustee, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the prospectus supplement.

Transfer and Exchange

The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office or agency of the indenture trustee. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred stock, common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

DESCRIPTION OF CAPITAL STOCK

Under our articles of incorporation, our authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value per share, of which 14,400,000 shares are issued and outstanding and fully paid as of the date of this prospectus, and 5,000,000 shares of blank check preferred stock, $.01 par value per share. All of our shares of stock are in registered form. As of December 31, 2006, there were 14,400,000 outstanding shares of common stock and no outstanding options or shares of preferred stock.

The following briefly summarizes the material terms of our capital stock. You should read the more detailed provisions of our Articles of Incorporation and Bylaws for provisions that may be important to you. You can obtain copies of these documents by following the directions outlined in ‘‘Where You Can Find More Information.’’

Common Stock

As of December 31, 2006, we had 14,400,000 shares of common stock outstanding, out of 100,000,000 shares authorized to be issued. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are, and the shares to be sold in this offering when issued and paid for will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future.

Preferred Stock

Under our articles of incorporation, our board of directors has the authority, without any further vote or action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, and to establish the terms and preferences of the shares of each series. The terms of any preferred stock that we issue will be set forth in a prospectus supplement. Holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior in relation to preferred stock in liquidation, including common stock. As of April 30, 2007, there were no shares of preferred stock outstanding.

Dividends

While we cannot assure you that we will do so, and subject to the limitations discussed below, we currently intend to declare and pay regular cash dividends on a quarterly basis from our net profits, in amounts the Board of Directors may from time to time determine are appropriate. We may, however, have to make provisions for vessel acquisitions and other liabilities that would reduce or eliminate the cash available for distribution as dividends. We declared and paid a dividend per share of $0.1875 in January, May, September and December of 2006 and in March and June of 2007. There can be no assurance that we will pay regular quarterly dividends in the future. Such dividends as we do pay may be in amounts less than the quarterly $0.1875 per share dividend we have paid in the past.

Declaration and payment of any dividend is subject to the discretion of our Board of Directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements or other financing arrangements, the provisions of Marshall Islands law affecting the payment of distributions to stockholders and other factors. The payment of dividends is not guaranteed or assured, and may be discontinued at any time at the discretion of our Board of Directors. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. If there is a substantial decline in the LPG carrier market, our earnings would be negatively affected thus limiting our ability to pay dividends. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or if it would be rendered insolvent upon the payment thereof.

Marshall Islands Law and Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders. Under our bylaws, annual stockholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the Board of Directors. Our Board of Directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.

Directors.    Our directors are elected by a plurality of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote in the election. There is no provision for cumulative voting. The Board of Directors may change the number of directors by a vote of a majority of the entire board. Each director shall be elected to serve until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. The Board of Directors has the authority to fix the amounts which shall be payable to the members of our Board of Directors for attendance at any meeting or for services rendered to us.

Dissenters’ Rights of Appraisal and Payment.    Under the Marshall Island’s Business Corporations Act (‘‘BCA’’), our stockholders have the right to dissent from various corporate actions, including any merger or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our articles of incorporation, a stockholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the circuit court in the judicial circuit in the Marshall Islands in which our Marshall Islands office is situated. The value of the shares of the dissenting stockholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

Stockholders’ Derivative Actions.    Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Anti-takeover Provisions of our Charter Documents

General

Several provisions of our articles of incorporation and bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our articles of incorporation, our Board of Directors has authority, without any further vote or action by our stockholders, to issue up to 5,000,000 shares of blank check preferred stock. Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

Our articles of incorporation provide for a Board of Directors serving staggered, three-year terms. Approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay stockholders who do not agree with the policies of the Board of Directors from removing a majority of the Board of Directors for two years.

Election and Removal of Directors

Our articles of incorporation and bylaws prohibit cumulative voting in the election of directors. Our bylaws require parties other than the Board of Directors to give advance written notice of nominations for the election of directors. Our bylaws also provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by resolution of our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the date on which we first mailed our proxy materials for the previous year’s annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Business Combinations

Although the BCA does not contain specific provisions regarding ‘‘business combinations’’ between companies organized under the laws of the Marshall Islands and ‘‘interested stockholders,’’ we have included these provisions in our articles of incorporation. Specifically, our articles of incorporation prohibit us from engaging in a ‘‘business combination’’ with certain persons for three years following the date the person becomes an interested stockholder. Interested stockholders generally include:

•	persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation; and

•	persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation’s outstanding voting stock at any time within three years before the date on which the person’s status as an interested stockholder is determined.

Subject to certain exceptions, a business combination includes, among other things:

•	certain mergers or consolidations of the corporation or any direct or indirect majority-owned subsidiary of the company;

•	the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation, determined on a consolidated basis, or the aggregate value of all the outstanding stock of the corporation;

•	certain transactions that result in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the interested stockholder; and

•	any receipt by the interested stockholder of the benefit (except as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

These provisions of our articles of incorporation do not apply to a business combination if:

•	before a person becomes an interested stockholder, the board of directors of the corporation approves the business combination or transaction in which the stockholder became an interested stockholder;

•	upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than certain excluded shares; or

•	following a transaction in which the person became an interested stockholder, the business combination is (a) approved by the board of directors of the corporation and (b) authorized at a regular or special meeting of stockholders, and not by written consent, by the vote of the holders of at least two-thirds of the voting stock of the corporation not owned by the stockholder; or

•	the stockholder was or became an interested stockholder prior to the consummation of our initial public offering.

Transfer Agent and Registrar

American Stock Transfer & Trust Company serves as transfer agent and registrar for our common stock.

FORM, EXCHANGE AND TRANSFER

We will issue securities only in registered form; no securities will be issued in bearer form. We will issue each security other than common stock and preferred stock in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue common stock and preferred stock in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under ‘‘Book-Entry Procedures and Settlement’’.

If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

•	The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

•	You may exchange, transfer, present for payment or exercise securities at the office of the relevant indenture trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or may perform them itself.

•	You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

•	If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

•	If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

Purchasers of securities may only hold interests in the global notes through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary – banks, brokerage houses and other institutions that maintain securities accounts for customers – that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	DTC has ceased to be a clearing agency registered under the Exchange Act;

•	there shall have occurred and be continuing an event of default (as defined in the applicable indenture) with respect to such global security; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

SELLING SHAREHOLDERS

This prospectus also covers 6,400,000 shares of common stock which may be sold by or on behalf of selling stockholders or by their pledgees, donees, transferees or other successors in interest, who will be named in a supplement to this prospectus. The 6,400,000 shares of common stock were issued by us in transactions exempt from the registration requirements of the Securities Act. The selling stockholders, including their respective transferees, pledges or donees or their successors, may from time to time offer and sell any or all of the 6,400,000 shares of common stock pursuant to this prospectus, as supplemented.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents,

•	to or through one or more underwriters on a firm commitment or best efforts basis,

•	through put or call option transactions relating to the securities,

•	through broker-dealers (acting as agent or principal),

•	directly to purchasers, through a specific bidding or auction process or otherwise, or

•	through a combination of any such methods of sale.

The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them,

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers,

•	any securities exchanges on which the securities may be listed, and

•	the names of any selling securityholders and the number or amount of securities being offered by them.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling stockholders or from the purchasers of the securities. Any selling stockholders and dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any selling stockholders or such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, any selling stockholder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling stockholder may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or a selling stockholder to indemnification by us or the selling stockholder against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us and/or the selling stockholder to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we or a selling stockholder will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us or a selling stockholder at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, common stock may be issued upon conversion of or in exchange for debt securities or preferred stock.

Each series of offered securities, other than the common stock which is listed on the Nasdaq Global Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

In connection with the sales of the common stock, a selling stockholder may enter into forward sale or hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common stock in the course of hedging their positions. A selling stockholder may also sell short the common stock and deliver common stock to close out short positions, or loan or pledge the common stock to broker-dealers or others that, in turn, may sell the common stock.

Any shares of common stock that qualify for sale pursuant to Rule 144 of the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we or a selling stockholder makes sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or a selling stockholder of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as ‘‘remarketing firms,’’ may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or a selling stockholder. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or a selling stockholder and will describe the remarketing firm’s compensation. Remarking firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us or any selling stockholder to indemnification by us or such selling stockholder against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us or a selling stockholder in the ordinary course of business.

Issuer Forward Sale.    We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Share Borrow Facility.    We or a selling stockholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

The validity of the common stock that may be offered by this prospectus is being passed upon for us by Watson, Farley & Williams (New York) LLP. The validity of the guarantees of our debt securities by our subsidiaries who may guarantee our debt securities is being passed upon for us by Watson, Farley & Williams (New York) LLP as to matters of Marshall Islands law, Gauci Maistre & Gauci Maistre as to matters of Maltese law and Emilios Lemonaris – Barrister at Law as to matters of Cypriot law. Certain matters of New York law are being passed on by Morgan, Lewis & Bockius LLP, New York, New York.

EXPERTS

The consolidated financial statements of StealthGas Inc. appearing in StealthGas Inc.’s Annual Report on Form 20-F for the year ended December 31, 2006, have been audited Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as indicated in their report with respect thereto, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

StealthGas Inc.

400,000 Common Shares

November 12, 2007